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                                                                   Exhibit 10.03


                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is entered into as of the ____ day of April, 2000, by and between Daniel Boxer (the "Executive") and Fairchild Semiconductor Corporation, a Delaware corporation (the "Corporation").

     For ease of reference, this Agreement is divided into the following parts, which begin on the pages indicated:

FIRST PART:    TERM OF EMPLOYMENT, DUTIES AND SCOPE, COMPENSATION AND BENEFITS
               DURING EMPLOYMENT
               (Sections 1-8, beginning on page 2)

SECOND PART:   COMPENSATION AND BENEFITS IN CASE OF ACTUAL OR CONSTRUCTIVE
               TERMINATION
               (Sections 9-11, beginning on page 6)

THIRD PART:    COMPENSATION AND BENEFITS IN CASE OF A CHANGE IN CONTROL
               (Sections 12-13, beginning on page 8)

FOURTH PART:   PARACHUTE PAYMENTS
               (Sections 14-15, beginning on page 9)

FIFTH PART:    TRADE SECRETS, INTELLECTUAL PROPERTY, NON-COMPETITION, REMEDIES,
               SEVERABILITY, SUCCESSORS, MISCELLANEOUS PROVISIONS, SIGNATURE
               PAGE
               (Sections 16-23, beginning on page 11)



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FIRST PART:    TERM OF EMPLOYMENT, DUTIES AND SCOPE, COMPENSATION AND BENEFITS
               DURING EMPLOYMENT

SECTION 1. TERM OF EMPLOYMENT

(a) BASIC TERM. Unless sooner terminated as provided herein, the term of employment under this Agreement shall begin on the effective date of this Agreement and shall conclude on the third anniversary thereof (the "Term").

(b) EARLY TERMINATION OR RESIGNATION. The Corporation may terminate the Executive's employment at any time and for any reason by giving the Executive not less than thirty (30) days advance written notice. The Executive may terminate the Executive's employment for any reason by giving the Corporation not less than thirty (30) days advance notice in writing.

(c) TERMINATION FOR CAUSE. The Corporation may terminate the Executive's employment at any time for Cause shown. For all purposes under this Agreement, "Cause" shall mean (1) a willful failure by the Executive to substantially perform the Executive's duties under this Agreement, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, (2) a willful act by the Executive that constitutes gross misconduct and that is materially injurious to the Corporation, (3) a willful breach by the Executive of a material provision of this Agreement or (4) a material and willful violation of a federal or state law or regulation applicable to the business of the Corporation that is materially and demonstrably injurious to the Corporation. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Corporation's best interest.

(d) TERMINATION FOR DISABILITY. The Corporation may terminate the Executive's employment for Disability by giving the Executive not less than thirty (30) days advance written notice. For all purposes under this Agreement, "Disability" shall mean that the Executive, at the time the notice is given, has been unable to perform the Executive's duties under this Agreement for a period of not less than six (6) consecutive months as a result of the Executive's incapacity due to physical or mental illness. In the event that the Executive resumes the performance of substantially all of the Executive's duties under this Agreement before the termination of the Executive's employment under this Section becomes effective, the notice of termination shall automatically be deemed to have been revoked.

SECTION 2. DUTIES AND SCOPE OF EMPLOYMENT

(a) POSITION. The Corporation agrees to employ the Executive for the term of employment under this Agreement in the position of Executive Vice President, General Counsel and Chief Administrative Officer. Executive shall be given such duties, responsibilities and authorities as are appropriate to his position.

(b) OBLIGATIONS. During the term of employment under this Agreement, the Executive shall devote the Executive's full business efforts and time to the business and affairs of the


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     Corporation as needed to carry out his duties and responsibilities hereunder subject to the overall supervision of the Corporation's Chief Executive Officer. The foregoing shall not preclude the Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, as long as such activities and service do not interfere or conflict with the Executive's responsibilities to the Corporation.

SECTION 3. BASE COMPENSATION

During the Term, the Corporation agrees to pay the Executive as compensation for services a base salary at the annual rate of $370,000, or at such higher rate as the Chief Executive Officer or Compensation Committee of the Board of Directors may determine from time to time. Such salary shall be payable in accordance with the standard payroll procedures of the Corporation. The annual compensation specified in this Section 3, together with any increases in such compensation is referred to in this Agreement as "Base Compensation."

SECTION 4. INCENTIVE COMPENSATION

During the Term, the Corporation from time to time shall award the Executive annual incentive compensation ("Incentive Compensation") based upon a target which shall be 60% of the Base Compensation, with the actual annual incentive award determined in accordance with the achievement of financial or other performance measures contained in and subject to the other terms and conditions of the Corporation's Executive Officer Incentive Plan. Any compensation paid to the Executive as Incentive Compensation shall be in addition to the Base Compensation.

SECTION 5. STOCK OPTIONS

On the date of the Corporation's annual meeting of stockholders in 2000, Executive will be granted three hundred thousand (300,000) stock options to purchase the Corporation's common stock under the Corporation's 2000 Executive Stock Option Plan; provided, however, that such plan is approved by the stockholders. The per share exercise price for such option shall equal the fair market value of one (1) share of the Corporation's common stock at the close of trading on the date of the 2000 Annual Meeting. Such options will have a five
(5) year cliff vesting schedule with accelerated vesting as follows: 20% of the Option shall vest at the time the Share price reaches $55.00 and stays at or above that price for twenty (20) days during any thirty (30) day consecutive trading period; an additional 20% of the Option shall vest at the time the Share price reaches $64.00 and stays at or above that price for twenty (20) days during any thirty (30) consecutive day trading period; an additional 30% of the Option shall vest at the time the Share price reaches $77.00 and stays at or above that price for twenty (20) days during any thirty (30) consecutive day trading period; and the remaining 30% of the Option shall vest at the time the Share price reaches $90.00 and stays at or above that price for twenty (20) days during any thirty (30) consecutive day trading period. In addition, beginning in 2001, the Executive may be considered for awards under the Corporation's existing and any new compensation and benefit plans in order to ensure that Executive's long-term incentives are competitive.


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SECTION 6. EXECUTIVE BENEFITS

(a) IN GENERAL. During the Term, the Executive shall be eligible to participate in all employee and executive benefit plans and executive compensation programs maintained by the Corporation, including (without limitation) savings or profit-sharing plans, deferred compensation plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, and similar plans or programs.

(b) PAID VACATION. During the Term, the Executive shall be entitled to five (5) weeks paid vacation per calendar year, such vacation to extend for such periods and to be taken at such intervals as shall be appropriate and consistent with the proper performance of the Executive's duties hereunder.

(c) ADDITIONAL BENEFITS. During the Term, the Executive shall also receive supplemental life and disability policies, and financial and legal planning expenses (up to $15,000 per year) paid for by the Corporation.

SECTION 7. BUSINESS EXPENSES AND TRAVEL

During the Term, the Executive shall be authorized to incur and shall be reimbursed for all necessary and reasonable travel, entertainment and other business expenses in connection with the Executive's duties hereunder.

SECTION 8. RETIREMENT

If Executive retires on or after the expiration of the Term, or terminates at any time due to death, Disability or in a Qualifying Termination, Executive shall receive life-time health coverage, comparable to that provided to other senior executives of the Corporation, for himself and his family until the later of either Executive's or his surviving spouse's death. To the extent that the Corporation finds it undesirable to cover the Executive under the group life insurance and health plans of the Corporation, the Corporation shall provide the Executive (at its own expense) with the same level of coverage under individual policies. Executive shall also be fully vested in all stock options granted pursuant to the Corporation's Stock Option Plan, as amended and restated June 24, 1999, and shall have the full option term to exercise such fully vested options. Executive shall have until the seventh anniversary of the Date of Option Grant to exercise his grant of three hundred thousand (300,000) stock options under the Corporation's 2000 Executive Stock Option Plan and the vesting will continue as provided in the applicable option agreement.

The obligation of the Corporation to provide continued benefits under this
Section 8 shall cease and Executive's unexercised stock options shall terminate at such time Executive breaches any of the provisions of Section 16 or 18.

For purposes of this Agreement and the vesting of options under any stock option plans of the Corporation or with respect to any other benefit relating to retirement, Executives shall be deemed to have qualified for retirement under any applicable definition thereof, if he is an employee in good standing on or after the expiration of the term, regardless of age or years of service.


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SECOND PART:   COMPENSATION AND BENEFITS IN CASE OF TERMINATION WITHOUT CAUSE OR
               FOR GOOD REASON

SECTION 9. TERMINATIONS

This Second Part of the Agreement, consisting of Sections 9 through 11, describes the benefits and compensation, if any, payable in case of a Qualifying Termination of employment. The Third Part of the Agreement, consisting of Sections 12 through 15, describes benefits and compensation, if any, payable in case of a Change in Control.

SECTION 10. TERMINATION WITHOUT CAUSE; TERMINATION FOR GOOD REASON

In the event that, during the Term, the Executive's employment terminates in a Qualifying Termination, as defined in Subsection (a), then, after executing the release of claims described in Section 10(c), the Executive shall be entitled to receive the payments and benefits described in Subsection (b) and Section 8.

(a)  QUALIFYING TERMINATION. A Qualifying Termination occurs if:

     (1) The Corporation terminates the Executive's employment for any reason other than Cause; or

     (2) The Executive resigns for Good Reason, which means a greater than 10% reduction in base compensation, incentive compensation target and benefits, a material change in status or responsibilities, the Corporation's failure to elect and continue Executive as Executive Vice President, General Counsel unless Executive is terminated for good cause, or a requirement to relocate, except for office relocations that would not increase the Executive's one-way commute distance by more than thirty-five (35) miles; provided that in no event shall the expiration of the Term, by virtue of either party's having given notice of non-renewal pursuant to Section 1(a) or by virtue of the expiration of the Second Renewal Term, constitute a Qualifying Termination.

(b) SEVERANCE (2X PAYMENT). The Corporation shall pay to the Executive following the date of the employment termination and ratably spread over the succeeding twenty-four (24) months, in accordance with standard payroll procedures, an aggregate amount equal to the following:

     (1) Two (2) times the Executive's Base Compensation in effect on the date of the employment termination;

     (2) Two (2) times the Executive's target Executive Offer Incentive Bonus for the year in which he is terminated; and

     (3) Executive shall also be fully vested in all stock options granted pursuant to the Corporation's Stock Option Plan, as amended and restated June 24, 1999, and shall have the full option term to exercise such fully vested options. Executive shall have until the seventh anniversary of the Date of Option Grant to exercise


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          his grant of three hundred thousand (300,000) stock options under the
          Corporation's 2000 Executive Stock Option Plan and the vesting will continue as provided in the applicable option agreement.

(c) RELEASE OF CLAIMS. As a condition to the receipt of the payments and benefits described in this Section 10, the Executive shall be required to execute a release of all claims arising out of the Executive's employment or the termination thereof including, but not limited to, any claim of discrimination under state or federal law, but excluding claims for indemnification from the Corporation under any indemnification agreement with the Corporation, its certificate of incorporation and by-laws or applicable law or claims for directors and officers' insurance coverage.

(d) CONDITIONS TO RECEIPT OF PAYMENTS AND BENEFITS. The obligation of the Corporation to provide the payments and benefits described in this Section 10 shall cease, and all unexercised stock options shall terminate, at such time the Executive breaches any of the provisions of Section 16 or 18.

(e) NO MITIGATION. The Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 10, nor shall any such payment or benefit be reduced by any earnings or benefits that the Executive may receive from any other source; provided that if the Executive becomes employed by another employer following termination of his employment by the Corporation and such employer provides the Executive with comparable health plan coverage, the Corporation shall no longer be obligated to provide the benefits described in Section 8.

SECTION 11. OTHER TERMINATIONS UNDER THIS PART

If termination of employment occurs and the termination is not described in
Section 10 (or Section 8), then the Executive is entitled only to the compensation, benefits and reimbursements payable under the terms of Sections 3, 4, 5, 6 and 7 of this Agreement for the period preceding the effective date of the termination including any Disability or death benefits to which Executive (or his estate or beneficiary(s)) may be entitled as a result of termination of his employment on account of Disability or death. This Section 11 applies, without limitation, to any termination of employment initiated by the Executive (except an Executive-initiated termination that is described in Paragraph 2 of Section 10(a)), termination of employment caused by the Executive's death, and to a termination of the Executive for Cause.


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THIRD PART:    COMPENSATION AND BENEFITS IN CASE OF A CHANGE IN CONTROL

SECTION 12. CHANGE IN CONTROL

In the event of a Change in Control, and if Executive's employment is terminated within the time period beginning six (6) months before the Change in Control and ending twelve (12) months after the Change in Control, in a Qualifying Termination, the cash severance payment under Section 10(b) will be paid in a lump sum within fourteen (14) days of the Qualifying Termination. If Executive is employed by the Corporation at the time of a Change in Control or if his employment with the Corporation was terminated no more than six (6) months before the Change in Control in a Qualifying Termination, Executive's stock options shall vest upon a Change in Control unless the Change in Control is initiated by the Corporation and the Executive continues as the General Counsel of the successor corporation. If a Change in Control occurs within three (3) months before or after the end of the Term, the Term shall automatically be extended an additional twelve (12) months from the expiration date of the prior Term.

SECTION 13. DEFINITION OF CHANGE IN CONTROL

For all purposes under this Agreement, "Change in Control" shall be as defined in the Executive's Stock Option Agreement dated May 16, 2000, in which Executive was granted an option to purchase 300,000 shares of the Corporation.



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FOURTH PART:   PARACHUTE PAYMENTS

SECTION 14. LIMITATION ON PAYMENTS.

In the event that it is determined that any payment or distribution of any type to or for the Executive's benefit made by the Company, by any of its affiliates, by any person who acquires ownership or effective control or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code") or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of an employment agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then such payments or distributions or benefits shall be payable either:

     (i)  in full; or

     (ii) as to such lesser amount which would result in no portion of such payments or distributions or benefits being subject to the Excise Tax.

     The Executive shall receive the greater, on an after-tax basis, of (i) or
(ii) above.

SECTION 15. DETERMINATION BY ACCOUNTANT

All mathematical determinations and determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of section 280G of the Code), in each case which determinations are required to be made under this
Section 15, and amounts relevant to the last sentence of this Section 15, shall be made by an independent accounting firm selected by the Executive from amount the largest five accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide to the Corporation and to the Executive its determination (the "Determination"), together with detailed supporting calculations within ten (10) days after termination of the Executive's employment, if applicable, or at such earlier time following termination of employment as is requested by the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Executive has substantial authority not to report any Excise Tax on the Executive's federal income tax return. Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive, absent manifest error.


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FIFTH PART:    TRADE SECRETS, SUCCESSORS, MISCELLANEOUS PROVISIONS, SIGNATURE
               PAGE

SECTION 16. CONFIDENTIAL INFORMATION

(a) ACKNOWLEDGEMENT. The Corporation and the Executive acknowledge that the services to be performed by the Executive under this Agreement are unique and extraordinary and that, as a result of the Executive's employment, the Executive will be in a relationship of confidence and trust with the Corporation and will come into possession of "Confidential Information" (1) owned or controlled by the Corporation, (2) in the possession of the Corporation and belonging to third parties or (3) conceived, originated, discovered or developed, in whole or in part, by the Executive. As used herein "Confidential Information" includes trade secrets and other confidential or proprietary business, technical, personnel or financial information, whether or not the Executive's work product, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, customer names, ID's or e-mail addresses, business or marketing plans, studies, analyses, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes. Any information that is not readily available to the public shall be considered to be a trade secret and confidential and proprietary, even if it is not specifically marked as such, unless the Corporation advises the Executive otherwise in writing.

(b) NONDISCLOSURE. The Executive agrees that the Executive will not, without the prior written consent of the Corporation, directly or indirectly, use or disclose Confidential Information to any person, during or after the Executive's employment, except as may be necessary in the ordinary course of performing the Executive's duties under this Agreement. The Executive will keep the Confidential Information in strictest confidence and trust. This Section 16 shall apply indefinitely, both during and after the term of this Agreement.

(c) SURRENDER UPON TERMINATION. The Executive agrees that in the event of the termination of the Executive's employment for any reason, the Executive will immediately deliver to the Corporation all property belonging to the Corporation, including all documents and materials of any nature pertaining to the Executive's work with the Corporation, and will not take with the Executive any documents or materials of any description, or any reproduction thereof of any description, containing or pertaining to any Confidential Information. It is understood that the Executive is free to use information that is in the public domain (not as a result of a breach of this Agreement).

SECTION 17. ASSIGNMENT OF RIGHTS OF INTELLECTUAL PROPERTY

The Executive shall promptly and fully disclose all Intellectual Property to the Corporation. The Executive hereby assigns and agrees to assign to the Corporation (or as otherwise directed by the Board) the Executive's full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights


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or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Corporation to assign the Intellectual Property to the Corporation and to permit the Corporation and its affiliates to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. For purposes of this Section 17, "Intellectual Property" means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal businesses hours or on or off Corporation premises) during the Executive's employment that relate to either any business, venture or activity being conducted or proposed to be composed by the Corporation or its affiliates at any time during the terms of this Agreement.

SECTION 18. RESTRICTIONS ON ACTIVITIES OF THE EXECUTIVE

(a) ACKNOWLEDGMENTS. The Executive agrees that he is being employed hereunder in a key management capacity with the Corporation, that the Corporation is engaged in a highly competitive business and that the success of the Corporation's business in the marketplace depends upon its goodwill and reputation for quality and dependability. The Executive further agrees that reasonable limits may be placed on his ability to compete against the Corporation and its affiliates as provided herein so as to protect and preserve their legitimate business interests and goodwill.

(b)  AGREEMENT NOT TO COMPETE OR SOLICIT.

     (1) During the Non-Competition Period (as defined below), the Executive will not engage or participate in, directly or indirectly, as principal, agent, employee, employer, consultant, investor or partner, or assist in the management of, any business which is Competitive with the Corporation (as defined below).

     (2) During the Non-Competition Period, the Executive will not directly or indirectly through any other entity, hire or attempt to hire, any officer, director, consultant, executive or employee of the Corporation or any of its affiliates during his or her engagement with the Corporation or such affiliate. During the Non-Competition Period, the Executive will not call upon, solicit, divert or attempt to solicit or divert from the Corporation or any of its affiliates any of their customers or suppliers or potential customers or suppliers of whose names he was aware during the Term (other than customers or suppliers or potential customers or suppliers contacted by the Executive solely in connection with a business that is not Competitive with the Corporation).

     (3) The "Non-Competition Period" shall mean the period during which Executive is employed by the Corporation plus the greater of (i) twelve (12) months after termination of employment or (ii) the remaining number of months in the Term. Additionally, the "Non-Competition Period" shall consist of any period during which the Executive is receiving benefits under this Agreement or would have been receiving such benefits but for their acceleration due to the terms of this Agreement.

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     (4)  A business shall be considered "Competitive with the Corporation" if it is engaged in any business, venture or activity in the Restricted Area (as defined below) which competes or plans to compete with any business, venture or activity being conducted or actively and specifically planned to be conducted within the Non-Competition Period (as evidence by the Corporation's internal written business plans or memoranda) by the Corporation, or any group, division or affiliate of the Corporation, at the date the Executive's employment hereunder is terminated.

     (5) The "Restricted Area" shall mean the United States of America and any other country where the Corporation, or any group, division or affiliate of the Corporation, is conducting, or has proposed to conduct within the Non-Competition Period (as evidenced by the Corporation's internal written business plans or memoranda), any business, venture or activity, at the date the Executive's employment hereunder is terminated.

     (6) Notwithstanding the provisions of this Section 18(b), the parties agree that (i) ownership of not more than three percent (3%) of the voting stock of any publicly held corporation shall not, of itself, constitute a violation of this Section 18(b) and (ii) working as an employee of an entity that has a stand-alone division or business unit which is Competitive with the Corporation shall not, of itself, constitute a violation of this Section 18(b) if the Executive is not, in any way (directly or indirectly, as principal, agent, employee, employer, consultant, advisor, investor or partner), responsible for, compensated with respect to, or involved in the activities of such stand-alone division or business unit and does not (directly or indirectly) provide information or assistance to such stand-alone division or business unit).

SECTION 19. REMEDIES

It is specifically understood and agreed that any breach of the provisions of
Section 16 or 18 of this Agreement is likely to result in irreparable injury to the Corporation and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Corporation shall be entitled to enforce the specific performance of this Agreement by the Executive and to obtain both temporary and permanent injunctive relief without the necessity of proving actual damages.

SECTION 20. SEVERABLE PROVISIONS

The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration of scope thereof, the parties hereby agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.


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SECTION 21. SUCCESSORS

(a) CORPORATION'S SUCCESSORS. The Corporation shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Corporation's business and/or assets, by an agreement in substance and form satisfactory to the Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform it in the absence of a succession. The Corporation's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Executive to all of the compensation and benefits to which the Executive would have been entitled hereunder if the Corporation had involuntarily terminated the Executive's employment without Cause or Disability, on the date when such succession becomes effective. For all purposes under this Agreement, the term "Corporation" shall include any successor to the Corporation's business and/or assets that executes and delivers the assumption agreement described in this Subsection (a) or that becomes bound by this Agreement by operation of law.

(b) EXECUTIVE'S SUCCESSORS. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

SECTION 22. MISCELLANEOUS PROVISIONS

(a) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Corporation (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b) WHOLE AGREEMENT. No agreements, representations or understandings (whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. In addition, the Executive hereby acknowledges and agrees that this Agreement supersedes in its entirety any employment agreement between the Executive and the Corporation in effect immediately prior to the effective date of this Agreement. As of the effective date of this Agreement, such employment agreement shall terminate without any further obligation by either party thereto, and the Executive hereby relinquishes any further rights that the Executive may have had under such prior employment agreement.

(c) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to the Executive at the home address that the Executive most recently communicated to the Corporation in


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     writing. In the case of the Corporation, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Executive Officer.

(d) NO SETOFF. Except as provided in Sections 8 and 10, there shall be no right of setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Executive under this Agreement.

(e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maine, irrespective of Maine's choice-of-law principles.

(f) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(g) ARBITRATION. Except as otherwise provided in Section 15 and in the enforcement of Sections 16 and 18, any dispute or controversy arising out of the Executive's employment or the termination thereof, including, but not limited to, any claim of discrimination under state or federal law, shall be settled exclusively by arbitration in Portland, Maine, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

(h) NO ASSIGNMENT OF BENEFITS. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (h) shall be void.

(i) LIMITATION OF REMEDIES. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

(j) EMPLOYMENT TAXES. All payments made pursuant to this Agreement shall be subject to withholding of applicable taxes.

(k) BENEFIT COVERAGE NON-ADDITIVE. In the event that the Executive is entitled to health plan coverage under more than one provision hereunder, only one provision shall apply, and neither the periods of coverage nor the amounts of benefits shall be additive.

(l) DISCHARGE OF RESPONSIBILITY. The payments under this Agreement, when made in accordance with the terms of this Agreement, shall fully discharge all responsibilities of the Corporation to the Executive that existed at the time of termination of the Executive's employment.


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


IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written. Executive has consulted (or has had the opportunity to consult) with his own counsel (who is other than the Corporation's counsel) prior to execution of this Agreement.



                                   EXECUTIVE



                                   /s/ Daniel E. Boxer
                                   ---------------------------------------------
                                                  Daniel Boxer




                                   FAIRCHILD SEMICONDUCTOR CORPORATION

                                   By     /s/ Kirk P. Pond
                                          --------------------------------------

                                   Its    President
                                          --------------------------------------




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